                                                                      Exhibit 13



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement of Diversified Investors Strategic Variable Funds on Form N-3 of our reports dated February 28, 2007, relating to the financial statements and financial highlights of Diversified Investors Strategic Variable Funds, Diversified Investors Variable Funds and Diversified Investors Portfolios, which appear in the 2006 Annual Report of Diversified Investors Variable Funds and Diversified Investors Strategic Variable Funds. We also consent to the references to us under the headings "Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
April 26, 2007

            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in both the Prospectus and Statement of Additional Information and to the use of our report dated March 13, 2007, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 21 to the Registration Statement (Form N-3 No. 333-08543) under the Securities Act of 1933 and related Prospectus of Diversified Investors Strategic Variable Funds.


                                                /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2007